Exhibit 99.1

News Release

CONTACT: Investor Relations

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com

Taylor Morrison Reports Second Quarter Sales per Outlet of 2.7, an Increase of 29%, Sales Orders of 2,376, Revenue of

$908 Million and Diluted Earnings per Share of $0.46

SCOTTSDALE, Ariz., Aug. 2, 2017 — Taylor Morrison Home Corporation (NYSE:TMHC) today reported second quarter total revenue of $908 million, net income of $56 million and diluted earnings per share of $0.46.

Second Quarter 2017 Highlights:

•	Sales per outlet were 2.7, a 29% increase from the prior year quarter

•	Net sales orders were 2,376, a 17% increase from the prior year quarter

•	Home closings were 1,863, a 3% increase from the prior year quarter

•	Total revenue was $908 million, a 6% increase from the prior year quarter

•	GAAP home closings gross margin, inclusive of capitalized interest, was 18.5%

•	Net income for the quarter was $56 million with diluted earnings per share of $0.46, increases of 23% and 24% from the prior year quarter, respectively

“I’m very pleased with our results for the second quarter where we finished with 2.7 sales per outlet, nearly a 30 percent increase over the prior year quarter, and total sales of 2,376,” said Sheryl Palmer, Chairman, President and CEO of Taylor Morrison. “For the first six months of the year, our sales success represented about 25 percent in year-over-year growth and has put us in a strong position to achieve an exceptional 2017. Earnings per share were 46 cents, a 24 percent increase, and earnings before tax increased 16 percent compared to the same quarter last year.”

“We’ve positioned ourselves well through the initiatives we’ve put in place and our responsible approach to growth,” added Palmer. “While I am extremely excited about what we’ve been able to do so far this year, it is our future that is truly encouraging. I’m optimistic about the health of our industry and the economy, our markets, our focus on being a return-driven business, and our team’s ability to continue to drive significant results.”

The Company finished the quarter with home closings of 1,863, representing a 3 percent year-over-year increase and a two-year growth rate of more than 25 percent.

“Home closings gross margin, inclusive of capitalized interest, was 18.5 percent, and was slightly higher than guidance and our second quarter of last year,” said Dave Cone, Executive Vice President and Chief Financial Officer. “We continue to believe the full year margin will be accretive year-over-year.”

Backlog of homes under contract at the end of the quarter was 4,441 units with a sales value of $2.1 billion, both representing growth of 22 percent from the prior year quarter.

The Company ended the quarter with $246 million in cash and a net homebuilding debt to capitalization ratio of 33.8 percent.

Homebuilding inventories were $3.2 billion at the end of the quarter, including 5,188 homes in inventory, compared to 4,607 homes in inventory at the end of the prior year quarter. Homes in inventory at the end of the quarter consisted of 3,333 sold units, 395 model homes and 1,460 inventory units, of which 259 were finished. The Company owned or controlled approximately 38,500 lots at June 30, 2017, representing 5.0 years of supply and is focused on securing land for 2019 and beyond.

Quarterly Financial Comparison

($ thousands)
	Q2 2017	Q2 2016	Q2 2017 vs. Q2 2016
Total Revenue	$908,494	$854,316	6.3%
Home Closings Revenue	$889,096	$829,882	7.1%
Home Closings Gross Margin	$164,591	$150,197	9.6%
	18.5%	18.1%	40 bps improvement
SG&A	$95,410	$90,892	5.0%
% of Home Closings Revenue	10.7%	11.0%	30 bps leverage

Third Quarter and Full Year 2017 Business Outlook

Third Quarter 2017:

•	Average active community count is expected to be between 295 and 300

•	Home closings are expected to be between 1,875 and 1,975

•	GAAP home closings gross margin, inclusive of capitalized interest, is expected to be in the mid 18% range

Full Year 2017:

•	Average active community count is expected to be about 300

•	Monthly absorption pace is expected to be 2.3 to 2.4 per outlet

•	Home closings are expected to be between 7,850 and 8,150

•	GAAP home closings gross margin, inclusive of capitalized interest, is expected to be accretive to 2016 and be in the mid 18% range

•	SG&A as a percentage of homebuilding revenue is expected to leverage year-over-year and be in the low-to-mid 10% range

•	Income from unconsolidated joint ventures is expected to be about $10 million

•	Land and development spend is expected to be approximately $1 billion

•	Effective tax rate expected to be between 34% and 35%

Operating Division Realignment Within Our Segments

As of March 31, 2017 we realigned our homebuilding operating divisions within our existing segments based on geographic location and management’s long-term strategic plans. As a result, historical periods in the segment information have been reclassified to align to these changes.

Earnings Webcast

A public webcast to discuss the second quarter 2017 earnings will be held later today at 8:30 a.m. Eastern time. The participant dial-in is 1 (855) 470-8731 and the confirmation number is 52237654. More information can be found on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today and will be available for one year from the date of the original earnings call.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE:TMHC) is a leading national homebuilder and developer that has been recognized as the 2016 and 2017 America’s Most Trusted® Home Builder by Lifestory Research. Based in Scottsdale, Arizona we operate under two well-established brands, Taylor Morrison and Darling Homes. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and 55 plus buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: changes in general and local economic conditions; slowdowns or severe downturns in the housing market; homebuyers’ ability to obtain suitable financing; shortages in, disruptions of and cost of labor; competition in our industry; any increase in unemployment or underemployment; increases in interest rates, taxes or government fees; inflation or deflation; the seasonality of our business; our ability to obtain additional performance, payment and completion surety bonds and letters of credit; higher cancellation rates; significant home warranty and construction defect claims; our reliance on subcontractors; failure to manage land acquisitions, inventory and development and construction processes; availability of land and lots; decreases in the market value of our land inventory; new or changes in government regulations and legal challenges; our ability to sell mortgages we originate and claims on loans sold to third parties; governmental regulation applicable to our mortgage operations and title services business; the loss of any of our important commercial relationships; our ability to use deferred tax assets; raw materials and building supply shortages and price fluctuations; our concentration of significant operations in certain geographic areas; risks associated with our unconsolidated joint venture arrangements; information technology failures and data security breaches; costs to engage in and the success of future growth or expansion of our operations or acquisitions or disposals of businesses; costs associated with our defined benefit and defined contribution pension schemes; damages associated with any major health and safety incident; our ownership, leasing or occupation of land and the use of hazardous materials; material losses in excess of insurance limits; existing or future litigation, arbitration or other claims; negative publicity or poor relations with the residents of our communities; failure to recruit, retain and develop highly skilled, competent people; utility and resource shortages or rate fluctuations; constriction of the capital markets; risks related to our debt and the agreements governing such debt; our ability to access the capital markets; and risks related to our structure and organization. In addition, other such risks and uncertainties may be found in Taylor Morrison Home Corporation’s Form 10-K filed with the Securities and Exchange Commission (SEC). We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law.

Taylor Morrison Home Corporation Condensed Consolidated Statements of Operations (In thousands, except per share amounts, unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Home closings revenue, net	$889,096	$829,882	$1,640,581	$1,458,969
Land closings revenue	3,764	10,936	7,120	17,540
Mortgage operations revenue	15,634	13,498	29,883	23,136

Total revenues	908,494	854,316	1,677,584	1,499,645
Cost of home closings	724,505	679,685	1,340,800	1,194,217
Cost of land closings	2,467	6,686	4,867	12,318
Mortgage operations expenses	10,102	8,193	18,804	14,717

Total cost of revenues	737,074	694,564	1,364,471	1,221,252
Gross margin	171,420	159,752	313,113	278,393
Sales, commissions and other marketing costs	61,516	59,182	117,133	107,023
General and administrative expenses	33,894	31,710	67,022	61,134
Equity in income of unconsolidated entities	(3,071)	(2,305)	(4,156)	(3,087)
Interest income, net	(89)	(15)	(179)	(102)
Other expense, net	764	3,412	413	6,666

Income before income taxes	78,406	67,768	132,880	106,759
Income tax provision	22,476	22,104	41,349	34,991

Net income before allocation to non-controlling interests	55,930	45,664	91,531	71,768
Net income attributable to non-controlling interests - joint ventures	(207)	(296)	(198)	(480)

Net income before non-controlling interests - Principal Equityholders	55,723	45,368	91,333	71,288

Net income attributable to non-controlling interests - Principal Equityholders	(28,322)	(33,683)	(54,164)	(52,790)

Net income available to Taylor Morrison Home Corporation	$27,401	$11,685	$37,169	$18,498

Earnings per common share
Basic	$0.46	$0.37	$0.76	$0.58
Diluted	$0.46	$0.37	$0.76	$0.58
Weighted average number of shares of common stock:
Basic	58,977	31,574	48,822	31,742
Diluted	121,061	121,052	120,895	121,217

Taylor Morrison Home Corporation Condensed Consolidated Balance Sheets (In thousands)
	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Cash and cash equivalents	$246,477	$300,179
Restricted cash	1,611	1,633

Total cash, cash equivalents, and restricted cash	248,088	301,812
Owned inventory	3,196,024	3,010,967
Real estate not owned under option agreements	4,003	6,252

Total real estate inventory	3,200,027	3,017,219
Land deposits	52,977	37,233
Mortgage loans held for sale	110,906	233,184
Hedging assets	1,797	2,291
Prepaid expenses and other assets, net	76,244	73,425
Other receivables, net	101,453	115,246
Investments in unconsolidated entities	178,878	157,909
Deferred tax assets, net	212,925	206,634
Property and equipment, net	5,933	6,586
Intangible assets, net	2,660	3,189
Goodwill	66,198	66,198

Total assets	$4,258,086	$4,220,926

Liabilities
Accounts payable	$168,568	$136,636
Accrued expenses and other liabilities	175,561	209,202
Income taxes payable	12,035	10,528
Customer deposits	182,440	111,573
Senior notes, net	1,238,635	1,237,484
Loans payable and other borrowings	152,762	150,485
Revolving credit facility borrowings	—	—
Mortgage warehouse borrowings	63,150	198,564
Liabilities attributable to real estate not owned under option agreements	4,003	6,252

Total liabilities	$1,997,154	$2,060,724

Stockholders’ Equity
Total stockholders’ equity	2,260,932	2,160,202

Total liabilities and stockholders’ equity	$4,258,086	$4,220,926

Homes Closed:	Three Months Ended June 30,
	2017		2016
(Dollars in thousands)	Homes	Value	Homes	Value
East	780	$317,113	701	$267,162
Central	557	266,738	572	268,896
West	526	305,245	543	293,824

Total	1,863	$889,096	1,816	$829,882

Net Sales Orders:	Three Months Ended June 30,
	2017		2016
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,096	$418,001	856	$330,619
Central	677	328,658	558	261,218
West	603	357,319	611	337,847

Total	2,376	$1,103,978	2,025	$929,684

Homes Closed:	Six Months Ended June 30,
	2017		2016
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,462	$580,214	1,197	$448,887
Central	981	470,203	1,018	484,860
West	1,050	590,164	992	525,222

Total	3,493	$1,640,581	3,207	$1,458,969

Net Sales Orders:	Six Months Ended June 30,
	2017		2016
(Dollars in thousands)	Homes	Value	Homes	Value
East	2,146	$830,044	1,593	$617,499
Central	1,305	617,713	1,049	491,484
West	1,350	787,846	1,211	658,436

Total	4,801	$2,235,603	3,853	$1,767,419

Sales Order Backlog:	As of June 30,
	2017		2016
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,905	$772,244	1,360	$578,497
Central	1,282	655,956	1,200	612,279
West	1,254	712,816	1,082	567,901

Total	4,441	$2,141,016	3,642	$1,758,677

Average Active Selling Communities:	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
East	127	132	126	128
Central	117	118	117	120
West	50	65	54	65

Total	294	315	297	313

Average Selling Price of Homes Closed:	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2017	2016	2017	2016
East	$407	$381	$397	$375
Central	479	470	479	476
West	580	541	562	529

Total	$477	$457	$470	$455

Reconciliation of Non-GAAP Financial Measures

The following tables set forth a reconciliation between our net income and EBITDA and adjusted EBITDA, and a reconciliation of our net homebuilding debt to total capitalization ratio. Adjusted EBITDA is a non-GAAP financial measure that measures performance by adjusting net income to exclude interest amortized to cost of sales and interest income, net, income taxes, depreciation and amortization, non-cash compensation expense and loss on extinguishment of debt, if any. Net homebuilding debt to capitalization, which we calculate by dividing (i) total debt, less unamortized debt issuance costs and mortgage warehouse borrowings, net of unrestricted cash and cash equivalents, by (ii) total capitalization (the sum of net homebuilding debt and total stockholders’ equity), is a non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our performance on a consolidated basis as well as the performance of our regions. We use the ratio of net homebuilding debt to total capitalization as an indicator of overall leverage. In the future we may include additional adjustments in the above described non-GAAP financial measures, to the extent we deem them appropriate and useful to management and investors.

We believe adjusted EBITDA provides useful information to investors regarding our results of operations because it allows investors to evaluate our performance without the effects of various items we do not believe are characteristic of our ongoing operations or performance and also because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA also provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, or non-recurring items. We use the ratio of net homebuilding debt to total capitalization to evaluate our performance against other companies in the homebuilding industry and believe it is also relevant and useful to investors for that reason.

These measures are considered non-GAAP financial measures and should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures as a measure of our operating performance or liquidity. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate net income, gross margins and total debt to capitalization and any adjustments to such amounts before comparing our measures to those of such other companies.

Adjusted EBITDA Reconciliation
	Three Months Ended June 30,
(Dollars in thousands)	2017	2016
Net income before allocation to non-controlling interests	$55,930	$45,664
Interest income, net	(89)	(15)
Amortization of capitalized interest	23,280	22,100
Income tax provision	22,476	22,104
Depreciation and amortization	1,026	896

EBITDA	$102,623	$90,749
Non-cash compensation expense	3,839	3,197

Adjusted EBITDA	$106,462	$93,946

Net Homebuilding Debt to Capitalization Ratio Reconciliation

(Dollars in thousands)	As of June 30, 2017
Total debt	$1,454,547
Unamortized debt issuance costs	11,365
Less mortgage warehouse borrowings	63,150

Total homebuilding debt	$1,402,762
Less cash and cash equivalents	246,477

Net homebuilding debt	$1,156,285
Total equity	2,260,932

Total capitalization	$3,417,217

Net homebuilding debt to capitalization ratio	33.8%